Exhibit 10.1

January 21, 2025

SCLX Stock Acquisition JV

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Xiao Xu

And

Scilex Holding Company

960 San Antonio Rd.

Palo Alto, CA 94303

Attn: Stephen Ma

VIA EMAIL

RE: Amendment to Senior Secured Promissory Note (this “Amendment”)

Ladies and Gentlemen:

Reference is made to (i) that certain Securities Purchase Agreement, dated as of September 21, 2023 (the “SPA”), between Scilex Holding Company, a Delaware corporation (the “Company”), Oramed Pharmaceuticals Inc., a Delaware corporation (“Oramed”) as the initial purchaser (the “Initial Purchaser”), and Acquiom Agency Services LLC, as Agent (“Agent”), (ii) that certain Senior Secured Promissory Note, dated as of September 21, 2023 (as amended, modified or supplemented from time to time prior to the date hereof, the “Note”), issued by Scilex to Oramed, as Holder (“Holder”), (iii) that certain Amended and Restated Security Agreement, dated as of October 8, 2024 (the “Security Agreement”), among the Company, SCLX Stock Acquisition JV LLC (“SCLX JV”) and the other subsidiaries of the Company party thereto and the Agent, as (a) the collateral agent for the holders of the Note and all Additional Notes (as defined in the Note), and their endorsees, transferees and assigns (collectively with the Agent, the “Secured Parties”) and (b) as collateral agent for the holders of certain Tranche B Notes (as defined therein), (iv) that certain Tranche B Senior Secured Convertible Note, dated as of October 8, 2024 (the “Tranche B Note” and together with the Tranche B Senior Secured Convertible Notes, dated as of such date and held by each other holder thereof, the “Tranche B Notes”), issued by Scilex to Oramed, and (v) all related Transaction Documents, as defined in the SPA. Capitalized terms used but not defined herein are used with the respective meanings assigned to them in the SPA, the Note, or the Security Agreement, as applicable; provided that, for purposes of Section 1(c) below, capitalized terms used but not defined herein are used with the respective meanings assigned to them in that certain Agreement Among Holders, dated as of October 8, 2024, among the First Out Holders (as defined therein), the Last Out Holders (as defined therein), the Agent, as collateral agent under the Note and the Tranche B Notes, and each Additional Holder (as defined therein).

WHEREAS, pursuant to Section 2(e) of the Note, the Company is required to repay the entire remaining principal balance of the Note on the Maturity Date, which as of the date hereof is March 21, 2025 (the “Existing Maturity Date”);

WHEREAS, the Company has requested that the undersigned Holder agree to extend the Maturity Date to December 31, 2025 (the “Extended Maturity Date”);

WHEREAS, each Holder of the Tranche B Notes, SCLX JV, the Company and the Agent entered into that certain Deferral and Consent under Tranche B Senior Secured Convertible Note dated January 2, 2025 (collectively, the “Tranche B Deferral and Consent Letters”);

WHEREAS, the payment deferrals in Section 1(b) of the Tranche B Deferral and Consent Letters require as one of the conditions thereof the extension of the Maturity Date of the Note from the Existing Maturity Date to the Extended Maturity Date;

WHEREAS, if the Maturity Date is not extended from the Existing Maturity Date to the Extended Maturity Date by January 31, 2025, the payment deferrals in Section 1(b) of the Tranche B Deferral and Consent Letters shall not take effect, and the deferred payments thereunder shall immediately become due and payable, and the failure to make any such payments on or prior to such date will constitute an immediate Event of Default under the Tranche B Notes (the “Anticipated Events of Default”);

WHEREAS, if an Event of Default occurs under the Tranche B Notes, the Holders of such Notes and the Agent (in its capacity as collateral agent for such Holders) will be entitled to exercise certain secured creditor remedies pursuant to the Tranche B Notes and the other Transaction Documents (as defined therein), including, without limitation by recourse against the assets of SCLX JV as a grantor under the Security Agreement;

WHEREAS, subject to and in consideration of the amendments set forth in Section 1 of this Amendment, SCLX JV has agreed to deliver contemporaneously with the execution of this Amendment to the Holder by deposit/withdrawal at custodian with the Depository Trust Company an aggregate of 3,250,000 fully paid, legend free and freely tradeable, shares of common stock, par value $0.0001 per share, of the Company (the “Relevant Scilex Shares” and each a “Relevant Scilex Share”) held by SCLX JV;

WHEREAS, the Holder and the Company have duly authorized the execution and delivery of this Amendment and have done all things necessary to make this Amendment a valid and binding agreement in accordance with its terms.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the following is agreed:

Section 1 Amendment.

(a) Effective as of the later of (i) time of execution and delivery of this Amendment and (ii) the time of the delivery to the Holder by deposit/withdrawal at custodian with the Depository Trust Company of the Relevant Scilex Shares (the “Equity Consideration Payment”), the undersigned Holder and the Company agree that the Note is hereby amended as follows (where applicable, language being inserted is evidenced by bold and underline formatting (indicated textually in the same manner as the following example: bold and underline formatting) and language being deleted is evidenced by strike-through formatting (indicated textually in the same manner as the following example: ~~strike-through formatting~~)):

(i) The definition of “Cash Sweep Financing” in Section 1 of the Note is hereby amended and restated in its entirety as follows:

“Cash Sweep Financing” means any Equity Issuance and any issuance or incurrence of Indebtedness or debt financing excluding the Indebtedness referenced and subject to prepayment pursuant to Sections 2(g)(ii) and 2(g)(iii) ~~(a) any outstanding Indebtedness under the AR Facility, (b) any Equity Issuance undertaken by means of either of the ELOCs, (c) the Subordinated Debt and (d) Acceptable Indebtedness (if any) (provided, that such exclusion shall apply only to the extent of such Indebtedness that is not in excess of the thresholds applicable thereto as set forth in the definition of “Permitted Indebtedness” including, for the avoidance of doubt, the AR Facility Cap, the Acceptable Indebtedness Cap and the Subordinated Debt Cap)~~.

(ii) The definition of “Maturity Date” as set forth in the second paragraph of the Note is hereby amended and restated to mean “December 31, 2025.”

(iii) The following new Section 7(a)(xi) is hereby added to the Note:

“directly or indirectly increase the compensation of (whether in the form of additional equity compensation, an increase in base salary, bonus compensation or otherwise) or provide additional incentive equity awards to (including by changing or removing the vesting requirements of previously granted stock options or warrants), in each case, any of the Company’s or any Subsidiary of the Company’s officers, directors or members of senior management.”

(b) The undersigned Holder and the Company hereby agree that, prior to Payment in Full of the First Out Priority Obligations, any prepayment required pursuant to Section 2(g) of the Note (as amended hereby) may be waived in the sole discretion of the Holder and, in such case, the Holder shall have the unilateral option to instead direct the Company to prepay the Last Out Holders and apply the amount that would have been required to be prepaid to the Holder pursuant to Section 2(g) of the Note to either, in the Holder’s sole discretion, (A) the outstanding principal amount of the Tranche B Notes held by the Holder or (B) the outstanding principal amount of all of the Tranche B Notes in accordance with each Last Out Holder’s Last Out Pro Rata Share at such time and the Company hereby agrees to comply with any such direction.

Section 2 Representations and Warranties. In order to induce the Holder to enter into this Amendment, the Company hereby represents and warrants as of the date hereof that:

(a) neither it nor any other Person acting on its behalf has provided any of the undersigned Holder or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its Subsidiaries;

(b) the Company has the full right, power and authority to enter into and execute this Amendment and to perform all its obligations hereunder and under the Note and the Transaction Documents, as modified hereby;

(c) the execution and delivery of this Amendment has been duly and validly authorized by all necessary action on the part of the Company, and shall constitute the legal, valid and binding obligations of the Company enforceable against the Company in accordance with the terms hereof, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other Laws of general application affecting enforcement of creditors’ rights generally; and (ii) as limited by Laws relating to the availability of specific performance, injunctive relief or other equitable remedies;

(d) neither the execution and delivery of this Amendment, nor the taking of any actions contemplated hereby and the performance of the obligations hereunder or the Transactions by the Company or any other Subsidiary, does or will, with or without the giving of notice, lapse of time or both, (i) violate or constitute a default, event of default, or event creating a right of acceleration, termination or cancellation of any obligation under any term or provision of any agreement, credit facility, debt or other instrument evidencing Company or Subsidiary Indebtedness (after giving effect to any prior or concurrent consents or waivers under any such agreement, credit facility, debt or other instrument to which the Company or such Subsidiary is a party or otherwise subject, copies of which consents or waivers have been furnished by the Company to the Agent prior to the execution of this Amendment); or (ii) violate any rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected;

(e) no authorization, consent, approval, license, exemption of or filing or registration with any governmental authority, is or will be necessary for the execution, delivery and performance by the Company of its obligations under this Amendment; and

(f) immediately prior to and after giving effect to this Amendment, no Event of Default exists and is continuing on the date hereof and no Event of Default could reasonably be expected to occur as a result of the Transactions.

Section 3 Affirmation.

(a) Except as expressly amended pursuant to Section 1 hereof, the Company hereby expressly reaffirms, as of the date hereof, all of its covenants and agreements contained in the Note and each Transaction Document and agrees that none of its covenants and agreements set forth in the Note or any other Transaction Document shall be reduced or limited by the execution and delivery of this Amendment.

(b) The Company (on behalf of itself and its Subsidiaries) hereby (i) affirms that each of the Liens granted in or pursuant to the Security Documents are valid and subsisting, and (ii) agrees that this Amendment and all documents executed in connection herewith shall in no manner impair or otherwise adversely affect any of the Liens granted in or pursuant to the Security Documents and such Liens continue unimpaired to secure repayment of all Obligations in accordance with the Transaction Documents, whether heretofore or hereafter incurred.

Section 4 Miscellaneous.

(a) Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

(b) This Amendment may be executed with counterpart signature pages or in any number of counterparts, each of which shall be deemed to be an original, but all such separate counterparts shall together constitute but one and the same agreement. In proving this Amendment or any other Transaction Document in any judicial proceedings, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom such enforcement is sought. Any signatures hereto delivered by electronic transmission shall be deemed an original signature hereto.

(c) No waiver or modification hereof or of any agreement referred to herein shall be binding or enforceable unless in writing and signed by all of the parties hereto or thereto.

(d) From and after the date on which this Amendment shall be effective, the term “Transaction Documents” in the Note and the other Note Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

(e) The terms and provisions of Section 9(d) (Governing Law) of the note are hereby incorporated herein by reference and shall apply to this Amendment mutatitis mutandis as if fully set forth herein.

(f) Within five (5) Business Days of the execution of this Amendment, the Company shall reimburse Proskauer Rose LLP (counsel to Oramed) (“Holder Counsel”) for any fees incurred by them in connection with preparing and delivering this Amendment and the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, each of the undersigned have caused their respective signature page to this Amendment to be duly executed as of the date first written above.

ORAMED PHARMACEUTICALS, INC.

By:	/s/ Nadav Kidron
Name:	Nadav Kidron
Title:	CEO

SCILEX HOLDING COMPANY

By:	/s/ Jaisim Shah
Name:	Jaisim Shah
Title:	Chief Executive Officer and President

SCLX Stock Acquisition JV LLC

By:	/s/ Xiao Xu
Name:	Xiao Xu
Title:	Sole Manager

[Signature Page to Amendment]

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